EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated March 31, 1999 on our audits of the consolidated financial statements and financial statements schedules of Getty Images, Inc. and subsidiaries of Getty Communications plc and subsidiaries (predecessor company) as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998, which report is included in the Annual Report on Form 10-K of Getty Images, Inc. for the year ended December 31, 1998.



/s/  PricewaterhouseCoopers
------------------------------
PricewaterhouseCoopers
Chartered Accountants
London, England

March 31, 1999